Registration No. 333-

As filed with the Securities and Exchange Commission on April 27, 2012

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Skystar Bio-Pharmaceutical Company

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	33-0901534 (I.R.S. Employer Identification No.)

4/F Building B Chuangye Square, No. 48 Keji Road,

Gaoxin District, Xi’an, Shaanxi Province, P.R. China
(Address of principal executive offices,
including zip code)

2010 Stock Incentive Plan

(Full title of the plan)

Bing Mei

Chief Financial Officer
4/F Building B Chuangye Square, No. 48 Keji Road,

Gaoxin District, Xi’an, Shaanxi Province, P.R. China

(8629) 8819-3188
(Name, address and telephone number,

 including area code, of agent for service)

Copies to:

Ralph V. DeMartino, Esq.

F. Alec Orudjev, Esq.

Cozen O’Connor

1627 I Street, NW, Suite 1100

Washington, DC 20006

(202) 912-4800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $0.001 per share	700,000	$2.45	$1,715,000	$196.54
(1)	The number of shares being registered represents the aggregate number of shares of common stock of the Company issuable under the 2010 Stock Incentive Plan (the “Plan”). Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers any additional shares of the Company common stock that may be granted under the Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act, based on the average of the high and low selling prices of the Company’s common stock as reported on the Nasdaq Stock Market on April 24, 2012.

PART I

INFORMATION REQUIRED IN THE SECTION

10(a) PROSPECTUS

Documents containing the information required by Part I of this Registration Statement will be sent or given to participants in the 2010 Stock Incentive Plan (the “Plan”) in accordance with Rule 428(b) of the General Rules and Regulations under the Securities Act of 1933, as amended (the “1933 Act”). The Registrant will provide to participants a written statement advising them of the availability, without charge, upon written or oral request, of documents incorporated by reference in Item 3 of Part II hereof. The statement will include the address (giving title and department) and telephone number to which the request is to be directed. These documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the 1933 Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Skystar Bio-Pharmaceutical Company (the “Company”) is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) and, accordingly, files periodic reports and other information with the Commission. Reports, proxy statements and other information concerning the Company filed with the Commission may be inspected and copies may be obtained (at prescribed rates) at the Commission’s Public Reference Section, Room 1024, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company. The address for the Commission’s Web site is “http://www.sec.gov”.

The following documents are incorporated by reference in this Registration Statement:

(a) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the Commission on March 30, 2012;

(b) The description of securities contained in the Registration Statement of the Company on Form S-1 (File No. 333-167240), filed with the Commission on June 1, 2010, as amended from time to time;

(c) The Company’s Registration Statement on Form 8-A filed with the Commission on June 25, 2009 and all amendments or reports filed for the purpose of updating such form; and,

(d) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal year covered by the document referred to in (a) above.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement, and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

None.

Item 6.	Indemnification of Directors and Officers.

Pursuant to Article 7 of the Company’s Articles of Incorporation and Nevada’s Revised Business Statutes, the Company adopted Bylaws with the following indemnification provisions for our directors and officers:

“Section 8.1. Indemnification. No officer or director shall be personally liable for any obligations arising out of any acts or conduct of said officer or director performed for or on behalf of the Corporation. The Corporation shall and does hereby indemnify and hold harmless each person and his heirs and administrators who shall serve at any time hereafter as a director or officer of the Corporation from and against any and all claims, judgments and liabilities to which such persons shall become subject by reason of any action alleged to have been heretofore or hereafter taken or omitted to have been taken by him as such director or officer, and shall reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim of liability; including power to defend such person from all suits as provided for under the provisions of the Nevada Corporation Laws; provided, however that no such person shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his own gross negligence or willful misconduct. The rights accruing to any person under the foregoing provisions of this section shall not exclude any other right to which he may lawfully be entitled, nor shall anything herein contained restrict the right of the Corporation to indemnify or reimburse such person in any proper case, even though not specifically herein provided for. The Corporation, its directors, officers, employees and agents shall be fully protected in taking any action or making any payment or in refusing so to do in reliance upon the advice of counsel.

Section 8.2. Other Indemnification. The indemnification herein provided shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 8.3. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against liability under the provisions of this Article VIII or the laws of the State of Nevada.

Section 8.4. Settlement by Corporation. The right of any person to be indemnified shall be subject always to the right of the Corporation by its Board of Directors, in lieu of such indemnity, to settle any such claim, action, suit or proceeding at the expense of the Corporation by the payment of the amount of such settlement and the costs and expenses incurred in connection therewith.”

These indemnification provisions may be sufficiently broad to permit indemnification of the registrant's executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the “Securities Act”).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

For a list of all exhibits filed or included as part of this Registration Statement, see “Index to Exhibits” at the end of this Registration Statement.

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided , however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

1. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

2. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

3. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

4. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

*********************

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Xian, Shaanxi Province, People’s Republic of China, on April 27, 2012.

Skystar Bio-Pharmaceutical Company

By:	/s/ Weibing Lu
Name: Weibing Lu
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 27, 2012.

Signature	Title

/s/ Weibing Lu	Chief Executive Officer and Director
Weibing Lu	(Principal executive officer)

/s/ Bing Mei	Chief Financial Officer
Bing Mei	(Principal financial officer)

/s/ Wei Wen	Director
Wei Wen

/s/ R. Scott Kramer	Director
R. Scott Kramer

/s/ Qiang Fan	Director
Qiang Fan

/s/ Chengtun Qu	Director
Chengtun Qu

/s/Shouguo Zhao	Director
Shouguo Zhao

/s/ Mark D. Chen	Director
Mark D. Chen

EXHIBIT INDEX

Exhibit	Description

4.1	2010 Stock Incentive Plan (1)

4.2	Specimen common stock certificate (2)

5.1	Opinion of Cozen O’Connor*

23.1	Consent of Cozen O’Connor (included in Exhibit 5.1)*

23.2	Consent of Crowe Horwath LLP*

*Filed or furnished herewith.

(1) Incorporated by reference from the Company’s Definitive Proxy Statement (Schedule DEF14A) filed with the Commission on December 11, 2009, Commission File No. 001-34394.

(2) Incorporated by reference from the Company’s Amendment to Registration Statement on Form S-1/A filed with the Commission on June 26, 2009, Registration No. 333-167240.